THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR IN TRANSACTIONS THAT, IN THE OPINION OF THE ISSUER, ARE EXEMPT FROM REGISTRATION THEREUNDER.



                               STOCK PURCHASE WARRANTS

                            (Void after October 31, 1996)

                            PIPELINE COMMUNICATIONS, INC.
                                a Georgia Corporation

                       CERTIFICATE EVIDENCING _______ WARRANTS

                           (ONE WARRANT IS REQUIRED FOR THE
                           PURCHASE OF ONE SHARE OF COMMON
                           STOCK, SUBJECT TO ADJUSTMENT AS
                                   HEREIN PROVIDED)



THIS IS TO CERTIFY THAT ___________, or his assigns, is entitled to purchase ___________ shares of the no par value common stock (the "COMMON STOCK") of PIPELINE COMMUNICATIONS, INC., a Georgia corporation (the "COMPANY"), at a price of $______ per share (the "WARRANT PRICE"), at any time after the date hereof and before 5:00 p.m., Atlanta, Georgia time on October 31, 1996.

    1. ADJUSTMENTS. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) In the case of any reclassification of the Common Stock issuable upon exercise of each Warrant, or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification of the Common Stock issuable upon exercise of each Warrant), or in the case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant certificate, providing that the holder of these Warrants shall have the right to exercise such new Warrants and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of these Warrants, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger by a holder of shares of the Common Stock. Such new Warrant certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this paragraph (a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

         (b) If the Company at any time while these Warrants remain outstanding and unexpired shall split, subdivide or combine the Common Stock, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or increased in the case of a combination.

         (c) If the Company at any time while these Warrants are outstanding and unexpired shall pay a dividend with respect to the Common Stock payable in shares of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of the Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.

         Upon each adjustment in the Warrant Price pursuant to paragraphs (a),
(b) or (c) above, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately after such adjustment.

    2. NOTICE. In case any voluntary or involuntary dissolution, liquidation, or winding up of the Company shall at any time be proposed, the Company shall give at least 20 days prior written notice thereof to the registered holder hereof stating the date on which such event is to take place and the date (which shall be at least 20 days after the giving of such notice) as of which the holders of shares of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation, or winding up (on which date, in the event such dissolution, liquidation or winding-up shall actually take place, the Warrants and all rights with respect hereto shall terminate).

    3. EXERCISE. Exercise may be made of all or part of the Warrants evidenced hereby to the extent permitted hereunder by surrendering this Certificate, by the delivery of a duly executed Election to Exercise in the form of Exhibit "A" hereto, to the Company at its principal office, or at such other place as the Company shall designate, accompanied by payment in full of the purchase price payable in respect of the Warrants being exercised. If less than all the Warrants evidenced by the Certificate are exercised, the Company will, upon such exercise, execute and deliver to the registered holder hereof a new Certificate (dated the date hereof) evidencing the Warrants not so exercised.
As promptly as practicable after surrender of this Certificate and the receipt of payment as aforesaid, the Company shall issue and deliver to the registered holder hereof, on its written order, a certificate or certificates for the number of shares of Common Stock issuable upon the exercise of such Warrants in accordance with the provisions hereof.

    4. NO FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of the Warrants. If the full exercise of the Warrants requires the issuance of any fraction of a share, the Company shall pay the holder thereof an amount in cash equal to such fraction multiplied by the current market value of a whole share. The current market value shall equal, if the Common Stock is listed on a national securities exchange, the last reported sale price on such exchange prior to the date of the exercise of the Warrants or, if the Common Stock is quoted in the National Association of Securities Dealers, Inc. Automated Quotation System, the last reported sales price or mean of the last reported bid and asked prices (as the case may be) reported by NASDAQ or, if the Common Stock is not so listed or quoted, the price determined in good faith by the Company.

    5. TRANSFER. This Certificate and the Warrants evidenced hereby may be transferred only by surrendering this Certificate for cancellation at the principal office of the Company accompanied by duly executed transfer instruments in form reasonably satisfactory to the Company. Warrants may be divided or combined into a Certificate or Certificates evidencing the same aggregate number of Warrants.

    6. REGISTERED OWNER. The person in whose name this Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered owner of this Certificate shall not be entitled, by virtue of being such registered owner, to any fights whatsoever as a shareholder of the Company.

    7. SECURITIES LAW MATTERS. At the time of exercise, the holder shall execute an Investment Agreement in the form attached hereto as EXHIBIT "B" stating in detail (among other things) that the shares issued pursuant to the Warrants have not been registered under the federal or state securities laws, and that such shares may not be transferred without the shares being registered or without an opinion of counsel reasonably satisfactory to the Company that such registration is not needed.

    8. EXPIRATION. The Warrants evidenced by this Certificate shall be wholly void for all purposes after 5:00 p.m., Atlanta, Georgia time, on October 31, 1996.

    9. NO ASSIGNMENT. Neither this Certificate nor the Warrants evidenced hereby may be assigned without the prior written consent of the Company, which consent may be withheld for any reason, and any attempted assignment thereof shall be void AB INITIO.

    10. NOTICE. All notices and other communications required or permitted hereunder may be given by hand, mail, telex, or facsimile transmission addressed, if to the Company, at its offices at 1600 ParkWood Circle, Suite 550, Atlanta, Georgia 30339, Attention: President, and if to the holder, to the address noted on the Company's records.

Date:                , 19
     ------------- --    --

PIPELINE COMMUNICATIONS, INC.


                                  ATTEST:


By:
   ---------------------------    ----------------------------------------
A. Matthews Thompson                   Secretary
Chief Executive Officer

                                     EXHIBIT A TO
                               STOCK PURCHASE WARRANTS


                                 ELECTION TO EXERCISE


    The undersigned hereby elects to purchase _____ shares of no par value Common Stock of PIPELINE COMMUNICATIONS, INC. under and pursuant to the provisions of the foregoing Certificate evidencing _____ Stock Purchase Warrants. The Company is hereby requested to issue Certificate(s) representing said Shares in the name of the undersigned at the address set forth following its signature in denominations as indicated.

    Upon the exercise of the Warrants, the holder shall deliver a written Investment Agreement to the Company in the form attached to the Warrants as EXHIBIT "B" and shall otherwise reasonable comply with any applicable federal and state securities laws.

    All shares issued upon the exercise of the Warrants shall bear an appropriate investment legend in the form set forth in the Investment Agreement attached to the Warrants as EXHIBIT "B".


    DATED this                day of               , 19  .
               --------------        --------------    --

                             -----------------------------------------------

                             Address   -------------------------------------

                                       -------------------------------------


Issue Certificate(s) as Follows:

         Certificates for          shares each.
- --------                  --------

         Certificates for          shares each.
- --------                  --------

         Certificates for          shares each.
- --------                  --------

                                     EXHIBIT B TO
                               STOCK PURCHASE WARRANTS

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO PIPELINE
COMMUNICATIONS, INC.  BEFORE THE COMMON STOCK WILL BE TRANSFERRED.


                                 INVESTMENT AGREEMENT

                                                , 19
                                 ------------ --    --


Pipeline Communications, Inc.
1600 ParkWood Circle
Suite 550
Atlanta, Georgia 30339
ATTN: President

Gentlemen:

    The undersigned,__________ ("Purchaser" intends to acquire up to shares of Common Stock (the "Common Stock"), no par value, of Pipeline Communications, Inc. (the "Company") from the Company pursuant to the exercise of certain Stock Purchase Warrants held by Purchaser. The Common Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the " 1933 Act"). In connection with such purchase and in order to comply with the exemption from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

    Purchaser is a [individual resident of ____________] [corporation organized under the laws of __________ ] [other:_______________ ], and Purchaser is acquiring the Common Stock for [his] [its] own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Common Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law.

    Purchaser has been advised that the issuance of Common Stock is not being registered under the 1933 Act on the ground that this transaction is exempt from registration under Section 3(b) or 4(2) of the 1933 Act, as not involving any public offering, and that reliance by the Company on such exemption is predicated in part on Purchaser's representations set forth in this letter. Purchaser also has been advised that neither the Common Stock nor issuance thereof if being registered under the securities laws of any state.

    Purchaser has been informed that the Common Stock must be held indefinitely unless it is subsequently registered for sale under the 1933 Act and applicable state securities laws, or unless exemptions from such registration are available with respect to any proposed transfer or disposition by Purchaser of the Common Stock.

    Purchaser also understands and agrees that there will be placed on the certificate for the Common Stock, or any substitutions therefore, a legend stating in substance:

         "The sale of the shares represented by this certificate has not been registered under the securities act of 1933, as amended (the "Act"), or any applicable state securities law. The shares have been acquired for investment and not with a view to or for resale in connection with the distribution thereof. No disposition of the shares may be made in the absence of an effective registration statement under the Act and compliance with applicable state securities laws or an opinion of counsel acceptable to this corporation to the effect that such disposition without registration is in compliance with the Act and any applicable state securities laws."

    Purchaser agrees to cooperate with the Company in every way reasonably requested by the Company in order to enable the Company to comply with such applicable federal and state securities laws (including but not limited to exemptions from registration thereunder) as may be available to the Company; and that such cooperation may include the execution and delivery of additional representations, acknowledgments and agreements as the Company reasonably may request in connection therewith.

    Purchaser has read and understands these documents in their entirety and has not relied on any information other than that contained in such documents in making its decision to acquire the Common Stock.

    Each Purchaser has had the opportunity to talk personally with officers of the Company about such information and has had an opportunity to ask questions and receive answers about the offering and to obtain additional information for verification purposes.

                                  Very truly yours,


                                  -------------------------------------------
                                  (Name of Purchaser)

Accepted and agreed to as of the      day of         , 19   .
                                 ----        --------    ---


                                  PIPELINE COMMUNICATIONS, INC.

                                  By:
                                     ---------------------------

                                         -2-